[EXHIBIT 3.1]

                    Articles of Incorporation
                               of
                        Power Market Inc.



                        Article I.  Name
                        ----------------

The Name of this Florida Corporation is:

                        Power Market Inc.


                      Article II.  Address
                      --------------------

The Mailing address of the Corporation is:
                       Power Market Inc.
                       500-120 Eglinton Avenue East
                       Toronto ON  M4P 1E2 Canada


                   Article III.  Capital Stock
                   ---------------------------

The Corporation shall have the authority to issue 50,000,000 shares of common stock, par value $.001 per share.


                  Article IV.  Registered Agent
                  -----------------------------

The name and address of the registered agent of the Corporation is:

                   Corporate Creations Enterprises, Inc.
                   4521 PGA Boulevard, Suite 211
                   Palm beach Gardens FL 33418


                 Article V.  Board of Directors
                 ------------------------------

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation.










Corporate Creations International Inc.
H96000004595
1215 Drexel Avenue, #18
Miami Beach FL 33139-6629
(305) 672-0686


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The election of directors shall be done in accordance with the
Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by law. The name of each initial member of the Corporation's Board of Directors is:

            J. Paul Hines
            Harry Tan Hi Khim
            William Kennedy
            Terry Staples



                    Article VI. Incorporator
                    ------------------------

The name and address of the incorporator is:

            Corporate Creations International Inc.
            1215 Drexel Avenue, #18
            Miami Beach FL 33139-6629


                Article VII. Corporate Existence
                --------------------------------

The corporate existence of the Corporation shall begin effective
March 29, 1996

The authorized representative of the incorporator executed these Articles of Incorporation on March 29, 1996




Corporate Creations International Inc.


By: /s/Joseph P. Mata
   -----------------------------------
     Joseph P. Mata   Vice President















Corporate Creations International Inc.
H96000004595
1215 Drexel Avenue, #18
Miami Beach FL 33139-6629
(305) 672-0686

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